Exhibit 99.1

Sonim Reports Third Quarter Financial Results

Revenue Increases 42% Year-Over-Year as New Orders Ramp

Launching Next-Generation Rugged Android Smartphone in Q4

San Diego, California – November 14, 2022 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of ultra-rugged, rugged and consumer durable mobile devices including phones, tablets and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives, reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Highlights

●	Net revenues increased 42% year-over-year to $20.5 million, from $14.4 million in the third quarter 2021, and 72% sequentially from $12.0 million in the second quarter 2022

●	Net loss declined to $1.6 million, from a net loss of $10.9 million in the third quarter of 2021 and from a net loss of $4.2 million in the second quarter 2022

●	Expanded the launch of Sonim’s next generation products, the XP5plus rugged feature phone and XP3plus rugged flip phone, at multiple tier-one U.S. and Canadian carriers such as AT&T and Telus

●	Announced Sonim’s new rugged 5G Android smartphone will commence shipping in the fourth quarter 2022, completing the update of Sonim’s best-in-class rugged mobile device lineup for major North American carriers

●	Shipped $13.9 million in new tablet orders, leveraging Sonim’s expanded ODM capabilities as the company moves into large adjacent growth markets

●	Closed a $17.5 million strategic equity transaction at $0.84 per share

●	Ended the quarter with cash and cash equivalents of $15.5 million, accounts receivable of $16.3 million and inventory of $4.1 million

Said Peter Liu, Sonim’s Chief Executive Officer: “Sonim’s 42% year-over-year revenue growth reported in the third quarter demonstrates that we are successfully deploying our new strategy to expand our rugged product portfolio, leverage our ODM capability to enter large adjacent growth markets and make full use of our expertise in North American carrier certification and product design. The new management team was also able to improve gross margin, closely control operating expenses and greatly reduce our net loss as we move steadily toward our goal of profitable operations.

“We are excited to announce that the Sonim XP10, our refreshed 5G rugged Android smartphone device, will commence sales with major carriers in North America during the fourth quarter, once again giving Sonim a complete line of best-in-class rugged phones. We also see significant opportunities in the large adjacent semi-rugged and consumer durable markets, where we can leverage our engineering expertise, balance sheet and ODM relationships to address unmet or poorly met mobile device needs. We shipped $13.9 million of tablet orders in the third quarter, providing an early example of Sonim’s opportunities in these markets, which will play an increasing role in our growth as we move into 2023.”

Third Quarter 2022 Financial Results

Revenue for the third quarter 2022 was $20.5 million, compared with $14.4 million in the third quarter 2021. Revenue reflected the launch of Sonim’s new XP3plus and XP5plus devices, partially offset by the decline of certain legacy products in Sonim’s product refresh cycle as they approach end of life, and fulfillment of an Android tablet customer purchase exemplifying Sonim’s new capabilities to win business in large adjacent markets leveraging its rugged heritage and ODM relationship capabilities.

Gross profit for the quarter ended September 30, 2022, was $3.3 million, or 16.2% of revenues, versus 12.4% of revenues for prior year quarter. The increase in gross profit margin was attributable to product sales mix as Sonim transitions to its next generation devices, offset by lower margin on the non-Sonim branded ODM tablet shipments during the quarter. Increased sales of Sonim’s updated rugged cell phones and the launch of an updated rugged smartphone in the fourth quarter are expected to increase unit sales of the Company’s higher margin devices for the remainder of 2022.

Operating expenses for the third quarter 2022 were $5.2 million, declining from $12.5 million in the 2021 third quarter. Operating expenses benefitted from a one-time $1.0 million accounting adjustment to R&D expenses. Net loss for the third quarter was $1.6 million, compared with $10.9 million in the prior year quarter.

“Third quarter sales benefitted from both our new device launches and initial projects leveraging our ODM relationships to enter adjacent device markets,” said Clay Crolius, Chief Financial Officer. “We continue to focus on improving gross margin and holding operating costs low as we bring our 5G smartphone device to market and leverage our deep ODM and engineering capabilities to tap into large new addressable markets. Our recent strategic equity investment and efficient operating platform put us in a strong position as we advance to our ultimate goal of profitable growth.”

Balance Sheet and Cash Flow

Sonim ended the third quarter with $15.5 million in cash and equivalents and remained essentially debt free. Accounts receivable were $16.3 million, and inventory was $4.1 million.

Sonim closed its subscription agreement with U.S.-based AJP Holding Company, LLC (“AJP”) whereby, subject to the terms thereof, AJP purchased a total of 20.8 million shares of Sonim common stock at a price of $0.84 per share for an aggregate purchase price of $17.5 million in two closings during July and August 2022.

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Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the availability of Sonim’s XP5 Plus and XP10 5G smartphones, the expected market demand for these products and the expected benefits from the proposed equity investment by AJP. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; the risk that the proposed equity investment in Sonim by AJP as disclosed in April 2022 may be consummated on a timely basis, if at all; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s Annual Report on Form 10-K for the year ended December 31, 2021, and any risk factors contained in subsequent quarterly and annual reports it files with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022 AND DECEMBER 31, 2021 (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$15,474	$11,233
Accounts receivable, net	16,286	10,803
Non-trade receivable	890	2,255
Inventory	4,090	5,544
Prepaid expenses and other current assets	2,437	5,852
Total current assets	39,177	35,687
Property and equipment, net	286	534
Right-of-use assets	204	—
Other assets	6,344	4,869
Total assets	$46,001	$41,090
Liabilities and stockholders’ equity
Current portion of long-term debt	$147	$148
Accounts payable	12,435	9,473
Accrued expenses	10,761	11,353
Current portion of lease liability	204	—
Deferred revenue	266	11
Total current liabilities	23,813	20,985
Income tax payable	1,480	1,409
Long-term debt, less current portion	37	66
Total liabilities	25,330	22,460
Commitments and contingencies (Note 10)
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 40,637,828 and 18,808,855 shares issued and outstanding at September 30, 2022, and December 31, 2021, respectively.	41	19
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at September 30, 2022, and December 31, 2021, respectively.	—	—
Additional paid-in capital	269,459	253,416
Accumulated deficit	(248,829)	(234,805)
Total stockholders’ equity	20,671	18,630
Total liabilities and stockholders’ equity	$46,001	$41,090

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
Net revenues	$20,497	$14,445	$45,710	$38,639
Cost of revenues	17,181	12,661	38,019	31,738
Gross profit	3,316	1,784	7,691	6,901
Operating expenses:
Research and development	(135)	5,492	6754	13,826
Sales and marketing	1,511	3,087	5,754	7,456
General and administrative	3,633	2,961	7,623	7,602
Legal expenses	236	967	791	4,276
Total operating expenses	5,245	12,507	20,922	33,160
Loss from operations	(1,929)	(10,723)	(13,231)	(26,259)
Interest expense	(22)	—	(96)	—
Gain on termination of lease	730	—	730	—
Loss on sale of assets	(130)	—	(130)	—
Other income (expense), net	(185)	(126)	(117)	(419)
Loss before income taxes	(1,536)	(10,849)	(12,844)	(26.678)
Income tax expense	(72)	(90)	(201)	(227)
Net loss	$(1,608)	$(10,939)	$(13,045)	$(26,905)
Net loss per share, basic and diluted	$(0.04)	$(1.31)	$(0.52)	$(3.72)
Weighted–average shares used in computing net loss per share, basic and diluted*	36,085,226	8,366,283	24,888,859	7,222,541

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